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                                                                   EXHIBIT 10.27

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into this 8th day of January, 1998 (the "Grant Date"), by and between CHAMPION ENTERPRISES, INC., a Michigan corporation ("the Company"), and M. MARK COLE (the "Optionee").

                                   WITNESSETH:

         WHEREAS, Optionee is to be employed by a retail subsidiary of the Company; and

         WHEREAS, on December 5, 1997 (the "Stock Purchase Agreement Execution Date"), Optionee, the Company, Champion Home Centers, Inc., a Michigan corporation and a wholly owned subsidiary of the Company ("Champion Home Centers"), and others, executed that certain Stock Purchase Agreement (the "Stock Purchase Agreement") whereby Optionee agreed to sell all of his stock in Southern Showcase Housing, Inc., a North Carolina corporation ("Southern Showcase"), to Champion Home Centers; and

         WHEREAS, the Company wishes to provide additional incentive to Optionee, to encourage stock ownership by Optionee, and to encourage Optionee to remain in the employ of the Company or its subsidiaries; and

         NOW, THEREFORE, the Company and Optionee hereby agree as follows:

         1. Definitions. For the purposes of this Agreement, certain words and phrases have the following definitions:

            (a) "Act" means the Securities Act of 1933;

            (b) "Change in Control" shall have the meaning set forth in Section 4(b);

            (c) "Code" means the Internal Revenue Code of 1986, as amended;

            (d) "Committee" means the Compensation Committee of the Company;

            (e) "Common Stock" means the common stock of the Company, par value $1.00;

            (f) "Disability" means "disability" as defined under Section 22(e) of the Code;

            (g) "Employment" (whether or not capitalized) means employment with the Company or any Parent or Subsidiary of the Company;

            (h) "Parent" means any "parent corporation" as defined in Section 424(e) of the Code;

            (i) "Subsidiary" means any "subsidiary corporation" as defined in
Section 424(f) of the Code.

         2. First Part. The Company grants Optionee the right and option to purchase from the Company 46,690 shares of the Company's Common Stock at a price equal to 40% of the closing price of the Company's Common Stock on the New York Stock Exchange for the day prior to the Stock Purchase Agreement Execution Date, as reported in The Wall Street Journal (the "First Part"). The First Part must be exercised in its entirety by no later than sixty (60) days after the Grant Date. This grant of the First Part is conditioned upon the agreement by Optionee not to sell or otherwise transfer the shares acquired under this First Part until at least two (2) years from the date of exercise. In addition, if within 2 years from the Grant Date Optionee terminates his employment with the Company or the

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Optionee's employment is terminated for "cause" (as defined below), Optionee shall retain only the following shares:

Time From Grant Date                           Shares Retained

less than 6 months                             0

less than 12 months                            11,672

less than 18 months                            23,345

less than 24 months                            35,017

24 months or more                              46,690

         Shares not retained by Optionee above shall be forfeited and returned to the Company in exchange for the exercise price paid by Optionee for the forfeited shares. For purposes of this Agreement, "cause" shall have the meaning given to it in that certain Employment Agreement by and between the Optionee, the Company, and Southern Showcase and executed on or about the date hereof (the "Employment Agreement").

         3. Second Part. If Optionee exercises the First Part within 60 days from the Grant Date, the Company grants Optionee the right and option to purchase from the Company 233,310 shares of the Company's Common Stock at a price equal to 100% of the closing price of the Company's Common Stock on the New York Stock Exchange for the day prior to the Stock Purchase Agreement Execution Date, as reported in The Wall Street Journal, (the "Second Part"). The options granted under this Second Part shall not be immediately exercisable, but shall be exercisable according to the following schedule:

Number of Option Shares                 Date Exercisable

46,662                                  1 year after the Grant Date

46,662                                  2 years after the Grant Date

46,662                                  3 years after the Grant Date

46,662                                  4 years after the Grant Date

46,662                                  5 years after the Grant Date

This grant of the Second Part is conditioned upon the agreement by Optionee not to sell or otherwise transfer the shares acquired under this Second Part until at least six (6) months from the date of exercise. No portion of this Second Part shall be exercisable more than ten (10) years after the Grant Date. The Second Part may be exercised in increments. This Second Part is not intended to be an incentive stock option within the meaning of Section 422 of the Code.

         4. Termination of Employment.

                 (a) Before Exercise of the First Part. If Optionee terminates his employment with the Company or if the Optionee is terminated by the Company for "cause" prior to Optionee's exercise in full of the First Part, Optionee's right to exercise any option under this Agreement shall terminate and all exercise rights hereunder shall cease.

                 (b) Change in Control. If the Optionee's employment is terminated by the Company due to a Change in Control after the Optionee's exercise of the First Part, the Second Part shall become fully exercisable and the Optionee shall have the right to exercise the Second Part within three (3) months from the date of such termination of employment. This three-month period may be extended at the discretion of the Committee, but not beyond ten (10) years from the Grant Date.

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For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent or more of the outstanding Common Stock of the Company in a single transaction or a series of transactions within a one year period; (ii) a sale of all or substantially all of the assets of the Company to any person, firm or corporation; or (iii) a merger or similar transaction between the Company and another entity if shareholders of the Company do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

                 (c) Death or Disability. If Optionee shall die or suffer from a Disability:

                     (i) Prior to the fifth anniversary of the Grant Date (when all of the Second Part would be exercisable), a Pro-Rata Percentage (as defined below) of the options that would be exercisable on the next anniversary of the Grant Date shall become immediately exercisable. The "Pro-Rata Percentage" shall be equal to the number of days since the last anniversary of the Grant Date divided by 365. Any fractional shares pursuant to this calculation shall be rounded to the nearest whole number of Options; and

                     (ii) Optionee or the executor or administrator of the estate of Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, or the legal guardian of Optionee or the individual designated in Optionee's durable power of attorney in the event of Disability, shall have the right, within one year from the date of Optionee's death or Disability, to exercise the second part of this option to the extent that it is exercisable and unexercised on the date of Optionee's death or Disability, including any options that became exercisable pursuant to Paragraph 4(c)(i) above. This one-year period may be extended at the discretion of the Committee, but not beyond ten
(10) years from the Grant Date.

                  (d) Other Termination. If Optionee's employment shall be terminated for any reason other than those stated in Paragraphs 4(a), 4(b), or 4(c) above:

                     (i) If Optionee is terminated by the Company without "cause", all of the options granted pursuant to the Second Part that are not exercisable as of the date of termination shall become immediately exercisable; and

                     (ii) Optionee shall have the right, within three months after such termination of employment, to exercise the Second Part of this option to the extent that it is exercisable and unexercised on the date of such termination of employment, including any options that become exercisable pursuant to Paragraph 4(d)(i) above. This three-month period may be extended at the discretion of the Committee, but not beyond ten (10) years from the Grant Date.

                  (e) Events Not Constituting a Termination. A leave of absence with the written consent of the Company, or a transfer of Optionee from one corporation to another among the Company, its Parent, or any of its Subsidiaries shall not be deemed a termination of employment for purposes of this Agreement.

         5. Exercise of Option. Optionee may exercise any exercisable option granted pursuant to this Agreement by completing the following steps.

                  (a) Written Notice. Delivery to the Company of a written notice signed by the Optionee: (1) for the First Part, in the form attached as Exhibit A; or (2) for the Second Part, in the form attached as Exhibit B. In addition, at the request of the Company, Optionee may be required to provide a written

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representation that Optionee is acquiring the shares for investment purposes only, and not for resale.

                  (b) Purchase Price. Delivery to the Company of cash, a personal check, bank draft, money order, or Common Stock (or any combination thereof) equal to the purchase price of the shares then to be purchased. Any Common Stock tendered shall be valued at the closing price of the Company's Common Stock on the first business day prior to the exercise date, as reported in The Wall Street Journal.

After receipt of the above and subject to Section 8 below, the company shall issue the shares in the name of Optionee.

         6. No Right to Continued Employment. This Agreement does not give the Optionee any additional right to be retained or to continued employment with the Company of any Subsidiary of the Company. Notwithstanding the foregoing, nothing in this Paragraph 6 shall be interpreted or construed to restrict or limit the rights of the Optionee pursuant to the Employment Agreement.

         7. Compliance with Securities Laws. Company's obligations under this Agreement are subject to compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and any applicable stock exchange requirements, and Company may require Optionee to provide proof of compliance with those laws, rules, and regulations before taking any action pursuant to this Agreement.

         8. Investment Intent. The Optionee represents and warrants to the Company that he or she is acquiring all shares of Common Stock under this option for investment purposes only and not with a view to resale. The Optionee acknowledges and agrees that such shares of Common Stock have not yet been registered under the Act or the securities laws of any state and may not be sold, transferred, assigned, offered, pledged or otherwise distributed unless there is an effective registration statement under the Act and any applicable securities laws covering such shares or the Company receives an opinion of counsel from Optionee (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange. Optionee further acknowledges and agrees that any certificate for such shares shall contain an appropriate legend to the foregoing effect and that a stop transfer order shall be placed with the Company's transfer agent. The Company represents and warrants that as soon as practical after the Optionee exercises any of the options granted pursuant to this Agreement, the Company shall take any and all steps that are necessary or required in order to register the Common Stock pursuant to the Act.

         9. Non-Assignability. The options granted by this Agreement shall not be transferable by Optionee, other than by will or the laws of descent and distribution. Any transferee of these options by will or the laws of descent and distribution shall take them subject to the terms and conditions of this Agreement, and no such transfer shall be effective to bind the Company unless the Company is furnished with written notice of the transfer and a copy of the will or any other evidence the Company deems necessary to establish the validity of the transfer. The term "Optionee", as used in this Agreement, shall include any person or entity to whom any option is transferred.

         10. Withholding of Taxes. Optionee must pay to Company within fourteen
(14) days from the date of any exercise any amounts necessary to satisfy any requirements for withholding of income or employment taxes in connection with that exercise.
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         11. Rights as Shareholder. Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to such shares represented by such certificate or certificates.

         12. Notices. Every notice relating to this Agreement shall be in writing, any notice given by mail shall be by registered or certified mail with return receipt requested. All notices to the Company shall be delivered to the following address:

Champion Enterprises, Inc.
2701 University Drive, Suite 320
Auburn Hills, MI 48326-9090
Attn:  Secretary of the Company

All notices by the Company to Optionee shall be delivered to Optionee personally, or addressed to Optionee at Optionee's last residence address as then contained in the records of the Company, or such other address as Optionee may designate with a copy to counsel for Optionee.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina (other than conflicts of law principles). Any and all actions concerning any dispute arising under this Agreement shall be filed and maintained only in the General Court of Justice, Superior Court Division for Guilford County, North Carolina. If any provisions of this Agreement as applied to any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

      COMPANY:                              CHAMPION ENTERPRISES, INC.



                                            By:
                                                  Walter R. Young, Jr.
                                                  President and Chief
                                                  Executive Officer




      OPTIONEE:                                   M. Mark Cole




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                                    EXHIBIT A
                       NOTICE OF EXERCISE OF FIRST PART OF
                            NONQUALIFIED STOCK OPTION

Secretary
Champion Enterprises, Inc.
2701 University Drive, Suite 320
Auburn Hills, Michigan 48326

Dear Sir:

         A stock option was granted to me on             , 199 , which permits
me to purchase 46,690 shares of Champion Enterprises, Inc. Common Stock at a price of $8.15 per share. I elect to exercise this part of the option to purchase 46,690 nonqualified stock option shares. A personal check (or cash, bank draft, or money order) for the purchase price is enclosed with this letter.

         If I choose to make an 83(b) election under the Code, I shall pay the Company within fourteen (14) days from the date of that election the applicable amount to the Company to satisfy any requirements for withholding of income and employment taxes arising from this exercise.

         I acknowledge and agree that the shares of Common Stock that I am purchasing may not currently be registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. I understand and agree that if these shares are not currently registered, the Company is obligated to register these shares under the Act as soon as practicable after this exercise. Notwithstanding the foregoing, I acknowledge and agree that these shares may not be sold, transferred, assigned, offered, pledged or otherwise distributed until they are registered under the Act or unless the Company receives an opinion of counsel from me (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange.

         I represent that I will not sell or otherwise transfer any shares that I purchase pursuant to this letter for a period of two years. I also understand that if my employment with the Company is terminated within two years of the grant date of this option, a portion of the shares, pro-rated semi-annually, shall be forfeited and returned to the Company in exchange for the exercise price relating to those shares.


                                            M. Mark Cole

Address:

SSN:
Dated:              , 19



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                                  EXHIBIT B
                      NOTICE OF EXERCISE OF SECOND PART OF
                            NONQUALIFIED STOCK OPTION

Secretary
Champion Enterprises, Inc.
2701 University Drive, Suite 320
Auburn Hills, Michigan 48326

Dear Sir:

         A stock option was granted to me on              , 199 , which permits
me, upon the exercise of the first part of the option within 60 days, to purchase 233,310 shares of Champion Enterprises, Inc. Common Stock at a price of $20.375 per share. I elect to exercise this part of the option to purchase nonqualified stock option shares. A personal check (or cash, bank draft, or money order) for the purchase price is enclosed with this letter.

         I shall pay the Company the applicable amount to satisfy any requirements for withholding of income and employment taxes arising from this exercise within fourteen days from the determination of said amount by the Company.

         I acknowledge and agree that the shares of Common Stock that I am purchasing may not currently be registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. I understand and agree that if these shares are not currently registered, the Company is obligated to register these shares under the Act as soon as practicable after this exercise. Notwithstanding the foregoing, I acknowledge and agree that these shares may not be sold, transferred, assigned, offered, pledged or otherwise distributed until they are registered under the Act or unless the Company receives an opinion of counsel from me (and concurred to by counsel for the Company) stating that such sale, transfer, assignment, offer, pledge or other distribution is exempt from registration and prospectus delivery requirements of the Act, any applicable state securities laws, or the listing requirements of any stock exchange.

         I represent that I will not sell or otherwise transfer any shares that I purchase pursuant to this letter for a period of six months, and each certificate for such shares shall contain a legend to the foregoing effect.






                                            M. Mark Cole

Address:

SSN:
Dated: